Morgan Stanley Institutional Fund Trust - High
Yield Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Aercap Ireland Capital
LTD/AER 4.625% due 10/30/2020
Purchase/Trade Date:	 10/16/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .33
Brokers:  Bofa Merrill Lynch, Citigroup, Credit
Agricole CIB, Morgan Stanley, Barclays, Credit
Suisse, Deutsche Bank Securities, Goldman Sachs
& Co., J.P. Morgan, Mizuho Securities, RBC
Capital Markets, UBS Investment Bank, BNP
Paribas, Sun Trust Robinson, Humphrey, Fifth
Third Securities, HSBC, Scotiabank
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  First Data Corp 7.000% due
12/1/2023
Purchase/Trade Date:	 10/29/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $3,400,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .015
Percentage of Fund's Total Assets: .72
Brokers:  Bofa Merrill Lynch, Citigroup, Deutsche
Bank Securities, Morgan Stanley, Credit Suisse,
Barclays, HSBC, Mizuho Securities, PNC Capital
Markets LLC, SunTrust, Robinson Humphrey,
Wells Fargo Securities, KKR, BBVA, FTN
Financial Securities Corp, KeyBanc Capital
Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings
of similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than
three years of continuous operations, must have one
of the three highest rating categories from at least
one NRSRO.
Securities Purchased:  Ally Financial Inc. 3.250%
due 11/15/2018
Purchase/Trade Date:	 11/2/2015
Offering Price of Shares: $99.858
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .067
Percentage of Fund's Total Assets: .68
Brokers:  Citigroup, Goldman Sachs & Co., Morgan
Stanley, RBC Capital Markets, Credit Agricole
CIB, Lloyds Securities, Scotiabank, Societe
Generale, US Bankcorp, Loop Capital Markets,
Siebert Brandford Shank & Co. L.L.C., Telsey
Advisory Group, The Williams Capital Group, L.P.
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Sabre Inc. 5.250% due
11/15/2023
Purchase/Trade Date:	 11/4/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: .070
Percentage of Fund's Total Assets: .48
Brokers:  Goldman Sachs & Co., Morgan Stanley,
Bofa Merrill Lynch, Deutsche Bank Securities,
Mizuho Securities, Natixis, TPG Capital BD LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Aramark Services Inc.
5.125% due 1/15/2024
Purchase/Trade Date:	 12/3/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .063
Percentage of Fund's Total Assets: .35
Brokers:  JP Morgan, Goldman Sachs & Co., Bofa
Merrill Lynch, Barclays, Credit Suisse, Morgan
Stanley, RBC Capital Markets, Wells Fargo
Securities, PNC Capital Markets LLC, Rabo
Securities, SMBC Nikko, TD Securities, Comerica
Securities, Santander
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Centene Escrow Corporation
6.125% due 2/15/2024
Purchase/Trade Date:	 1/28/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .27
Brokers:  Wells Fargo Securities, Barclays,
Citigroup, Suntrust Robinson Humphrey, Fifth
Third Securities, Regions Securities LLC, US
Bancorp, Morgan Stanley, Allen & Company LLC,
Evercore ISI
Purchased from: Wells Fargo Securities LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  HCA - The Healthcare Co
5.250% due 6/15/2026
Purchase/Trade Date:	 3/1/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: .030
Percentage of Fund's Total Assets: .41
Brokers:  Bofa Merrill Lynch, Barclays, Citigroup,
Credit Suisse, Deutsche Bank Securities, Goldman
Sachs & Co., J.P. Morgan, Morgan Stanley, RBC
Capital Markets, SunTrust Robinson Humphrey,
UBS Investment Bank, Wells Fargo Securities,
Credit Agricole CIB, Fifth Third Securities, Mizuho
Securities, SMBC Nikko
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  First Data Corp 5.000% due
1/15/2024
Purchase/Trade Date:	 3/9/2016
Offering Price of Shares: $99.500
Total Amount of Offering: $900,000,000
Amount Purchased by Fund: $2,000,000
Percentage of Offering Purchased by Fund: .222
Percentage of Fund's Total Assets: 1.80
Brokers:  Bofa Merrill Lynch, Citigroup, Deutsche
Bank Securities, Morgan Stanley, Credit Suisse,
HSBC, Mizuho Securities, PNC Capital Markets
LLC, SunTrust Robinson Humphrey, Wells Fargo
Securities, BBVA, FTN Financial Securities Corp,
KeyBanc Capital Markets KKR
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  ESH Hospitality Inc. 5.250%
due 5/1/2025
Purchase/Trade Date:	 3/11/2016
Offering Price of Shares: $98.500
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .063
Percentage of Fund's Total Assets: .45
Brokers:  J.P. Morgan, Deutsche Bank Securities,
Citigroup, Goldman Sachs & Co., Barclays, Bofa
Merrill Lynch, Morgan Stanley, Credit Suisse,
Macquarie Capital, Blackstone Capital Markets
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Radian Group Inc. 7.000%
due 3/15/2021
Purchase/Trade Date:	 3/15/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $900,000
Percentage of Offering Purchased by Fund: .257
Percentage of Fund's Total Assets: .55
Brokers:  Deutsche Bank Securities, Bofa Merrill
Lynch, Goldman Sachs & Co., Morgan Stanley
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  AMC Networks Inc. 5.000%
due 4/1/2024
Purchase/Trade Date:	 3/23/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .22
Brokers:  Bofa Merrill Lynch, Citigroup, BNP
Paribas, SunTrust Robinson Humphrey, Goldman
Sachs & Co., JP Morgan, Credit Agricole CIB, US
Bancorp, Morgan Stanley, Barclays, Scotiabank,
Fifth Third Securities, UBS Investment Bank
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.